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                                                                    EXHIBIT 99.1

[HOME DEPOT LOGO]

            THE HOME DEPOT REPORTS RECORD FIRST QUARTER 2004 EARNINGS

RECORD FIRST QUARTER NET EARNINGS OF $1.1 BILLION; STRENGTH IN ALL KEY METRICS;
         COMPANY RAISES FISCAL 2004 SALES AND EARNINGS GROWTH GUIDANCE

         -        26% EPS GROWTH TO $0.49

         -        16% SALES GROWTH TO $17.6 BILLION

         -        7.7% COMPARABLE STORE SALES GROWTH

         ATLANTA, MAY 18, 2004 - The Home Depot, the world's largest home improvement retailer, today reported record first quarter net earnings of $1.1 billion, $0.49 per diluted share, up 26 percent, for the first quarter of fiscal 2004, compared with $907 million, $0.39 per diluted share, for first quarter fiscal 2003. Excluding the impact of the adoption of EITF 02-16, diluted earnings per share would have been $0.52, or 33 percent higher than last year.

         Sales for the period increased $2.4 billion, 16 percent to $17.6 billion. Comparable store sales rose 7.7 percent, the highest first quarter comparable store sales growth in five years.

         "Our performance in the first quarter is the best illustration yet of how we executed our strategy to drive growth," said Bob Nardelli, chairman, president and CEO. "We continue to build on the momentum created in 2003 by staying focused on our strategy to enhance our stores, extend our business, and expand our markets. I'm proud of the achievements of our associates. Through their efforts we generated record sales and earnings performance."

         The company ended the quarter with $38 billion in total assets, including $4.3 billion in cash, and stockholders' equity in excess of $22 billion. Over the past two years, the company has completed the repurchase of
141.3 million shares, totaling approximately $4.5 billion under its $5 billion share repurchase program.

         Based on its first quarter performance, the company announced that it has raised fiscal 2004 sales growth guidance to 10-12 percent. The company also raised its fiscal 2004 EPS growth guidance from 7-11 percent to 10-14 percent. Excluding the impact of EITF 02-16, the company expects EPS growth of 13-16 percent for fiscal 2004.


                                     -MORE-

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                                       2



         ENHANCING THE CORE

         Brand leadership, distinctive and innovative merchandise at great values and knowledgeable associates continue to attract customers to The Home Depot. "In the first quarter, average ticket increased 7.4 percent, or $3.82, to $55.11, a new company record. We saw ticket increases in every category," said John Costello, executive vice president, merchandising and marketing. "Our appliance business delivered strong double digit comparable store sales performance in the quarter, with increases in both units and average ticket." According to an independent third-party research company, The Home Depot has grown appliance market share, year over year, faster than any other retailer.

         "We also experienced the third quarter of sequential improvement in sales per square foot, which increased 3.9 percent to $376.80," added Carol Tome, executive vice president, chief financial officer. "This key productivity metric demonstrates solid progress in the transformation of our business."

         The company's technology initiatives continue to make it easier and faster for customers to check out of a store. These initiatives include the conversion of all registers onto a new single point of sale platform, cordless scan guns and self checkout registers, which are now in place in 822 stores. Thirty-four percent of transactions in these stores go through self-checkout registers.

         Customer satisfaction surveys of over 130,000 customers confirm significant progress in meeting customer aspirational needs, including an enhanced shopping experience.

         EXTENDING THE BUSINESS

         During the quarter, the company opened 33 new stores across Canada, Mexico and the United States, bringing the total store count to 1,740.

         "In the first quarter, our services revenue grew 42 percent to approximately $800 million," said Frank Blake, executive vice president, business development. "We continue to see great growth opportunities in this business given the changing demographics and consumer trends."

         The company currently offers 23 national installation programs and is seeing sustained double-digit growth in categories such as countertops, HVAC, kitchens, windows, roofing and siding.


                                    - MORE -
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                                       3


         EXPANDING MARKETS

         "In addition to the momentum in the stores, we are building momentum throughout our enterprise, providing us with new vehicles for growth," said Nardelli. The company is expanding its market opportunities through The Home Depot Supply businesses. The Home Depot Supply posted strong double-digit sales growth during the first quarter, and two weeks ago, the company announced its intent to acquire White Cap Construction Supply, Inc. This transaction is part of The Home Depot's strategy to expand its professional customer base with value-added products and services and capture additional share of a $410 billion market opportunity.

              The company continues to build upon its leadership position and broaden its geographic reach in Mexico. Last week, the company announced its intent to acquire Home Mart, a home improvement retailer in Mexico. Following the close of this acquisition, The Home Depot will operate 39 stores in this approximately $15 billion market.

         "As we prepare to celebrate our 25th anniversary this summer, we take great pride in the performance of our store associates. Through the power of our passionate associates, our sales have grown from $7 million in 1979 to more than $7 million each hour and our square footage has grown from 80,000 in our first store to 186 million today." added Nardelli.

         The Home Depot will conduct a conference call for investors today to discuss information included in this news release and related matters at 9:00 a.m. EST. The conference call will be available in its entirety through a Web cast at www.homedepot.com, and will be available through replay at the www.homedepot.com site under the investor relations section.

         The adjusted earnings per share included in this press release is reconciled to the comparable generally accepted accounting principles amount in the schedule attached to this press release. In January 2004, the company adopted EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." Management believes that excluding the impact of EITF 02-16 allows investors to compare the results of operations without giving affect to this new accounting standard.

         Founded in 1978, The Home Depot(R) is the world's largest home improvement specialty retailer and the second largest retailer in the United States, with fiscal 2003 sales of $64.8 billion. The company employs approximately 300,000 associates and today has 1,741 stores in 50 states, the District of Columbia, Puerto Rico, eight Canadian provinces, and Mexico. Its stock is traded on the New York Stock Exchange (NYSE:HD) and is included in the Dow Jones Industrial Average and Standard & Poor's 500 Index.


                                    - MORE -
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                                       4



Statements of The Home Depot's expectations for sales growth, earnings performance, capital expenditures, store openings and demand for services in this release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the company's historical experience and its present expectations. These risks and uncertainties include, but are not limited to, fluctuations in and the overall condition of the U.S. economy, stability of costs and availability of sourcing channels, conditions affecting new store development, the company's ability to integrate the businesses it acquires, the risk that the cost savings and any revenue synergies from acquisitions may not be fully realized or may take longer to realize than expected, the company's ability to implement new technologies and processes, the company's ability to attract, train and retain highly-qualified associates, unanticipated weather conditions, and the impact of competition and regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks is contained in the company's periodic filings with the Securities and Exchange Commission

                                      # # #

For more information, contact:
Financial Community                         News Media
Diane Dayhoff                               Jerry Shields
Vice President Investor Relations           Senior Public Relations Manager
770-384-2666                                770-384-2741
diane_dayhoff@homedepot.com                 jerry_shields@homedepot.com

                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                              SUPPLEMENTAL SCHEDULE
                             IMPACT OF EITF 02-16*
               FOR THE QUARTERS ENDED MAY 2, 2004 AND MAY 4, 2003
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)


                                          AS REPORTED     IMPACT OF      AS ADJUSTED    AS REPORTED     % INCREASE
                                            5-2-2004     EITF 02-16*       5-2-2004       5-4-2003       (DECREASE)
                                          -----------    ------------    -----------    -----------     ----------
COST OF MERCHANDISE SOLD                    $11,782        $  (155)        $11,937        $10,275          16.2%
GROSS PROFIT                                  5,768            155           5,613          4,829          16.2
SELLING AND STORE OPERATING EXPENSES          3,726            280           3,446          3,110          10.8
OPERATING INCOME                              1,746           (125)          1,871          1,448          29.2
NET EARNINGS                                  1,098            (78)          1,176            907          29.7
DILUTED EARNINGS PER SHARE                  $  0.49        $ (0.03)        $  0.52        $  0.39          33.3%


*The table includes only those line items in the Consolidated Statements of Earnings impacted by the adoption of EITF 02-16.

In January 2004, the company adopted EITF 02-16 "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." The impact in the first quarter of fiscal 2004 in connection with the adoption of EITF 02-16 resulted in a reduction of Cost of Merchandise Sold of $155 million, an increase in Selling and Store Operating Expenses of $280 million and a reduction of Net Earnings of $78 million. The impact on the company's Diluted Earnings per Share was $0.03. The company estimates that the impact on its Diluted Earnings per Share for the full fiscal year 2004 will be $0.05 per share. The company expects to recognize the remaining $0.02 per share over the next two quarters of fiscal 2004.

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                                       6



                      THE HOME DEPOT, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
               FOR THE QUARTERS ENDED MAY 2, 2004 AND MAY 4, 2003
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)



                                                       QUARTERS ENDED              % INCREASE
                                                   5-2-04           5-4-03          (DECREASE)
                                                  --------         --------        ----------
NET SALES                                         $ 17,550         $ 15,104            16.2%
Cost of Merchandise Sold                            11,782           10,275            14.7
                                                  --------         --------
  GROSS PROFIT                                       5,768            4,829            19.4
                                                  --------         --------

Operating Expenses:
  Selling and Store Operating                        3,726            3,110            19.8
  General and Administrative                           296              271             9.2
                                                  --------         --------
     Total Operating Expenses                        4,022            3,381            19.0
                                                  --------         --------

  OPERATING INCOME                                   1,746            1,448            20.6

Interest Income (Expense):
  Interest and Investment Income                        10               12           (16.7)
  Interest Expense                                     (14)             (18)          (22.2)
                                                  --------         --------
     Interest, net                                      (4)              (6)          (33.3)
                                                  --------         --------

EARNINGS BEFORE PROVISION FOR INCOME TAXES           1,742            1,442            20.8
Provision for Income Taxes                             644              535            20.4
                                                  --------         --------
  NET EARNINGS                                    $  1,098         $    907            21.1%
                                                  ========         ========

Weighted Average Common Shares                       2,242            2,292            (2.2)%

BASIC EARNINGS PER SHARE                          $   0.49         $   0.40            22.5%

Diluted Weighted Average Common Shares               2,250            2,297            (2.0)%

DILUTED EARNINGS PER SHARE                        $   0.49         $   0.39            25.6%



SELECTED HIGHLIGHTS                                      QUARTERS ENDED              % INCREASE
                                                     5-2-04             5-4-03        (DECREASE)
                                                  --------------        -------       ---------
Number of Customer Transactions (1)                      316               296            6.8%
Average Ticket (1)                                    $55.11            $51.29            7.4
Weighted Average Weekly Sales per Operating
  Store (000's) (1)                                   $  775            $  753            2.9
Square Footage at End of Period (1)                      186               169           10.1
Capital Expenditures                                     680               756          (10.1)
Depreciation and Amortization                          $ 312            $  248           25.8%


(1) Excludes all subsidiaries operating under The Home Depot Supply brand (Apex Supply Company, Maintenance Warehouse, Your "other" Warehouse and HD Builder Solutions Group) since their inclusion may cause distortion of the data presented due to operational differences from our retail stores. The total number of the excluded locations and their total square footage are immaterial to our total number of locations and total square footage.


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                              THE HOME DEPOT, INC.
                           CONSOLIDATED BALANCE SHEETS
                     AS OF MAY 2, 2004 AND FEBRUARY 1, 2004
                              (AMOUNTS IN MILLIONS)


                                                       5-2-04         2-1-04
                                                     -----------    ----------
                                                     (UNAUDITED)     (AUDITED)
ASSETS
  Cash and Cash Equivalents                            $ 4,298        $ 2,826
  Short-Term Investments                                     2             26
  Receivables, net                                       1,502          1,097
  Merchandise Inventories                               10,110          9,076
  Other Current Assets                                     377            303
                                                       -------        -------
     Total Current Assets                               16,289         13,328

  Property and Equipment, net                           20,351         20,063
  Other Assets                                           1,308          1,046
                                                       -------        -------
     TOTAL ASSETS                                      $37,948        $34,437
                                                       =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts Payable                                     $ 7,368        $ 5,159
  Accrued Salaries and Related Expenses                    943            801
  Other Current Liabilities                              4,401          3,594
                                                       -------        -------
     Total Current Liabilities                          12,712          9,554
  Long-Term Debt                                         1,126            856
  Other Long-Term Liabilities                            1,688          1,620
                                                       -------        -------
     Total Liabilities                                  15,526         12,030

  Total Stockholders' Equity                            22,422         22,407
                                                       -------        -------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $37,948        $34,437
                                                       =======        =======